SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C. § 1350, the undersigned officer of Wells Fargo Income Opportunities Fund (the “Fund”), hereby certifies, to the best of her knowledge, that the Fund’s report on Form N-CSRS for the six months ended October 31, 2015 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date: December 22, 2015

By:
/s/ Karla M. Rabusch

Karla M. Rabusch
President
Wells Fargo Income Opportunities Fund

This certification is being furnished to the Securities and Exchange Commission pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSRS with the Securities and Exchange Commission.

Exhibit 99.906CERT

33

SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C. § 1350, the undersigned officer of Wells Fargo Income Opportunities Fund (the “Fund”), hereby certifies, to the best of his knowledge, that the Fund’s report on Form N-CSRS for the six months ended October 31, 2015 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date: December 22, 2015

By:
/s/ Jeremy DePalma

Jeremy DePalma
Treasurer
Wells Fargo Income Opportunities Fund

This certification is being furnished to the Securities and Exchange Commission pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSRS with the Securities and Exchange Commission.

Exhibit 99.906CERT

34